Exhibit 99.1

200 Crossing Boulevard, Bridgewater, NJ  08807

Press Release:

SYNCHRONOSS TECHNOLOGIES, INC. ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2015 FINANCIAL RESULTS

•	Non-GAAP total revenue for the fourth quarter was $157.8 million, increasing 21% year-over-year
•	Cloud Services revenue for the fourth quarter was $90.9 million, increasing 43% year-over-year
•	Non-GAAP EPS for the fourth quarter was $0.61, increasing 16% year-over-year

BRIDGEWATER, NJ – February 3, 2016 – Synchronoss Technologies, Inc. (NASDAQ: SNCR), the leader in mobile cloud innovation and software-based activation for mobile carriers, enterprises, retailers and OEMs around the world, today announced financial results for the fourth quarter and full year 2015.

“The fourth quarter marked a strong end to an exciting year at Synchronoss,” said Stephen G. Waldis, Founder and Chief Executive Officer of Synchronoss. “Our Cloud Services business continues to perform well, driven by increasing subscriber adoption across our expanding customer base. We are also seeing strong, early momentum with our Enterprise Business Unit, including the addition of identity management to the Synchronoss Secure Mobility Suite.  Overall, 2015 was a pivotal year for Synchronoss as we executed well against our go-to-market strategy while also expanding our market footprint by introducing several new initiatives.  As a result, we believe there is a long runway of opportunity ahead that will lead us through the next phase of growth.”

On a GAAP basis, Synchronoss reported fourth quarter net revenues of $157.2 million, representing an increase of 21% compared to the fourth quarter of 2014.  Gross profit was $90.2 million and income from operations was $15.4 million in the fourth quarter of 2015.  Net income attributable to Synchronoss was $5.3 million, leading to diluted earnings per share of $0.12, compared to $0.30 for the fourth quarter of 2014.

On a non-GAAP basis, Synchronoss reported fourth quarter net revenues, which adds back the purchase accounting adjustment related to revenues for certain acquisitions, of $157.8 million, an increase of 21% compared to the fourth quarter of 2014.  Gross profit for the fourth quarter of 2015 was $98.3 million, representing a gross margin of 62%.  Income from operations was $44.3 million in the fourth quarter of 2015, representing a year-over-year increase of 22% and an operating margin of 28%.  Net income attributable to Synchronoss was $28.7 million in the fourth quarter of 2015, up from $24.2 million in the year ago period.  Diluted earnings per share were $0.61 for the fourth quarter of 2015, compared to $0.53 for the fourth quarter of 2014.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

“We are pleased with our financial and operational performance in the fourth quarter and the full year, particularly our ability to generate strong free cash flow,” said Karen L. Rosenberger, Chief Financial Officer and Treasurer.  “We believe the investments we have made in our business over the last year position us well to generate significant value for our shareholders.”

Fourth Quarter and Recent Business Highlights:

•	Cloud Services revenue accounted for $90.9 million of non-GAAP revenue, representing approximately 58% of total non-GAAP revenue and growing 43% on a year-over-year basis.
•	Extended our agreement with AT&T through 2018.
•

Entered into a venture with Verizon (NYSE: VZ) to establish a next generation platform for multifactor authentication and identity management adding another core component to Synchronoss’ Secure Mobility Platform.

•

Formed the Board of Advisors for the Enterprise Business Unit (EBU), comprised of current and former representatives from Synchronoss, Goldman Sachs, Verizon, Vodafone and Morgan Stanley.  This Board of Advisors will provide insight into the growing enterprise market demand for digital solutions and assist in the development of innovative business opportunities for the EBU.

Full Year 2015 Financial Results

•

On a GAAP basis:  revenues for the full year 2015 were $578.8 million, an increase of 27% compared to $457.3 million in the prior year. Gross profit was $339.8 million, income from operations was $79.6 million and net income attributable to Synchronoss was $40.6 million, leading to full year 2015 diluted earnings per share of $0.89.

•

On a Non-GAAP basis:  revenues for the full year 2015 were $580.1 million, an increase of 26% compared to $458.6 million in 2014. Gross profit was $356.8 million, representing a gross margin of 62%, and income from operations was $162.6 million, representing an operating margin of 28%. Net income attributable to Synchronoss was $104.1 million for the full year 2015, leading to diluted earnings per share of $2.23, an increase of 25% from $1.79 in the prior year.

Conference Call Details

In conjunction with this announcement, Synchronoss will host a conference call today, February 3, 2016, at 8:30 a.m. (ET) to discuss the company's financial results.  To access this call, dial 877-930-7767 (domestic) or 253-336-7416 (international). The pass code for the call is 24932884. Additionally, a live web cast of the conference call will be available on the “Investor Relations” page on the company’s web site www.synchronoss.com.

Following the conference call, a replay will be available for a limited time at 855-859-2056 (domestic) or 404-537-3406 (international).  The replay pass code is 24932884.  An archived web cast of this conference call will also be available on the “Investor Relations” page of the company’s web site, www.synchronoss.com.

Non-GAAP Financial Measures

Synchronoss has provided in this release selected financial information that has not been prepared in accordance with GAAP. This information includes historical non-GAAP revenues, gross profit, operating income, net income, effective tax rate, earnings per share and cash flows from operating activities. Synchronoss uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Synchronoss’ ongoing operational performance. Synchronoss believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Synchronoss’ industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above add back the deferred revenue write-down associated with acquisitions, fair value stock-based compensation expense, acquisition-related costs which includes integration costs, changes in the contingent consideration obligation, deferred compensation expense related to earn outs and amortization of intangibles associated with acquisitions.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed above. As previously mentioned, a reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

About Synchronoss Technologies, Inc.

Synchronoss (NASDAQ: SNCR) is the mobile innovation leader that provides personal cloud solutions and software-based activation for connected devices across the globe. The company’s proven and scalable technology solutions allow customers to connect, synchronize and activate connected devices and services that empower enterprises and consumers to live in a connected world.  For more information visit us at www.synchronoss.com.

Forward-looking Statements

This document may include certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts and statements identified by words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," “outlook” or words of similar meanings. These statements are based on our current beliefs or expectations and are inherently subject to various risks and uncertainties, including those set forth under the caption "Risk Factors" in Synchronoss’ Annual Report on Form 10-K for the year ended December 31, 2015 and other documents filed with the U.S. Securities and Exchange Commission. Actual results may differ materially from these expectations due to changes in global political, economic, business, competitive, market and regulatory factors. Synchronoss does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

The Synchronoss logo, Synchronoss and Synchronoss Integrated Life are trademarks of Synchronoss Technologies, Inc. All other trademarks are property of their respective owners.

Source: Synchronoss Technologies, Inc.

Contact: Synchronoss Technologies, Inc.

Media:	Investor:
Stacie Hiras, +1 908-674-0758	Seth Potter, +1 646-277-1230
Stacie.hiras@synchronoss.com	investor@synchronoss.com

SYNCHRONOSS TECHNOLOGIES, INC.

BALANCE SHEETS

(in thousands, except per share data)

(Unaudited)

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$147,634	$235,967
Marketable securities	66,357	51,097
Accounts receivable, net of allowance for doubtful accounts of $3,029 and $88 at December 31, 2015 and 2014, respectively	143,692	118,371
Prepaid expenses and other assets	49,262	35,023
Deferred tax assets	—	1,475
Total current assets	406,945	441,933
Marketable securities	19,635	3,313
Property and equipment, net	168,280	151,171
Goodwill	221,271	147,135
Intangible assets, net	174,322	99,489
Deferred tax assets	3,560	1,232
Other assets	21,337	18,549
Total assets	$1,015,350	$862,822

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$26,038	$25,059
Accrued expenses	45,819	42,679
Deferred revenues	8,323	11,897
Contingent consideration obligation	—	8,000
Total current liabilities	80,180	87,635
Lease financing obligation - long term	13,343	9,204
Contingent consideration obligation - long-term	930	—
Convertible debt	230,000	230,000
Deferred tax liability	16,404	3,698
Other liabilities	3,227	3,178
Redeemable noncontrolling interest	61,452	—
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000 shares authorized, 0 shares issued and outstanding at December 31, 2015 and 2014	—	—
Common stock, $0.0001 par value; 100,000 shares authorized, 48,084 and 46,444 shares issued; 44,405 and 42,711 outstanding at December 31, 2015 and December 31, 2014, respectively	4	4
Treasury stock, at cost (3,679 and 3,733 shares at December 31, 2015 and 2014, respectively)	(65,651)	(66,336)
Additional paid-in capital	512,802	454,740
Accumulated other comprehensive loss	(38,684)	(20,014)
Retained earnings	201,343	160,713
Total stockholders’ equity	609,814	529,107
Total liabilities and stockholders’ equity	$1,015,350	$862,822

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF INCOME

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Net revenues	$157,211	$130,211	$578,831	$457,314
Costs and expenses:
Cost of services (1)(2)(3)*	67,061	52,649	239,074	184,414
Research and development (1)(2)(3)	22,958	19,718	91,430	73,620
Selling, general and administrative (1)(2)(3)	30,132	23,568	90,735	79,227
Net change in contingent consideration obligation	760	118	760	1,799
Restructuring charges	—	—	5,090	—
Depreciation and amortization	20,931	13,664	72,152	55,956
Total costs and expenses	141,842	109,717	499,241	395,016
Income from operations	15,369	20,494	79,590	62,298
Interest income	564	398	2,047	1,265
Interest expense	(1,503)	(1,172)	(5,711)	(3,430)
Other (expense) income (4)	973	(614)	372	441
Income before income tax expense	15,403	19,106	76,298	60,574
Income tax expense	(4,081)	(5,486)	(29,616)	(21,679)
Net income	11,322	13,620	46,682	38,895
Net income attributable to noncontrolling interests	6,052	—	6,052	—
Net income attributable to Synchronoss	$5,270	$13,620	$40,630	$38,895

Net income attributable to Synchronoss	5,270	13,620	40,630	38,895
Add: After-tax interest on convertible debt	554	557	1,920	754
Net income for diluted EPS calculation	$5,824	$14,177	$42,550	$39,649

Net income per common share:
Basic	$0.12	$0.33	$0.96	$0.96
Diluted	$0.12	$0.30	$0.89	$0.92

Weighted-average common shares outstanding:
Basic	42,817	41,210	42,284	40,418
Diluted	47,862	46,785	47,653	43,297

* Cost of services excludes depreciation which is shown separately.
** Includes an add back for the convertible debt interest

(1) Amounts include fair value stock-based compensation as follows:
Cost of services	$1,966	$1,638	$6,935	$5,924
Research and development	2,374	1,647	7,487	5,950
Selling, general and administrative	6,137	5,232	17,289	17,113
Total fair value stock-based compensation expense	$10,477	$8,517	$31,711	$28,987

(2) Amounts include acquisition costs as follows:
Cost of services	$5,612	$—	$8,814	$31
Research and development	2,375	398	7,307	475
Selling, general and administrative	963	146	1,412	2,432
Total acquisition costs	$8,950	$544	$17,533	$2,938

(3) Amounts include fair value earn-out cash and stock compensation as follows:
Cost of services	$—	$—	$—	$16
Research and development	—	—	—	—
Selling, general and administrative	—	535	—	1,767
Total fair value earn-out cash and stock compensation expense	$—	$535	$—	$1,783

(4) Amounts include Fx change of the contingent consideration obligation as follows:
Other income (expense)	$—	$15	$—	$56

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Non-GAAP financial measures and reconciliation:

GAAP Revenue	$157,211	$130,211	$578,831	$457,314
Add: Deferred Revenue Write-Down	568	651	1,260	1,299
Non-GAAP Revenue	$157,779	$130,862	$580,091	$458,613

GAAP Revenue	$157,211	$130,211	$578,831	$457,314
Less: Cost of Services	67,061	52,649	239,074	184,414
GAAP Gross Margin	90,150	77,562	339,757	272,900
Add: Deferred revenue write-down	568	651	1,260	1,299
Add: Fair value stock-based compensation	1,966	1,638	6,935	5,924
Add: Acquisition and restructuring costs	5,612	—	8,814	31
Add: Deferred compensation expense - earn-out	—	—	—	16
Non-GAAP Gross Margin	$98,296	$79,851	$356,766	$280,170
Non-GAAP Gross Margin %	62%	61%	62%	61%

GAAP income from operations	$15,369	$20,494	$79,590	$62,298
Add: Deferred revenue write-down	568	651	1,260	1,299
Add: Fair value stock-based compensation	10,477	8,517	31,711	28,987
Add: Acquisition and restructuring costs	8,950	544	22,623	2,938
Add: Net change in contingent consideration obligation	760	118	760	1,799
Add: Deferred compensation expense - earn-out	—	535	—	1,783
Add: Amortization expense	8,150	5,303	26,659	18,953
Non-GAAP income from operations	$44,274	$36,162	$162,603	$118,057

GAAP net income attributable to Synchronoss	$5,270	$13,620	$40,630	$38,895
Add: Deferred revenue write-down, net of tax	451	436	964	868
Add: Fair value stock-based compensation, net of tax	8,519	5,696	24,249	19,358
Add: Acquisition and restructuring costs, net of taxes	7,153	365	17,282	1,962
Add: Net change in contingent consideration obligation, net of Fx change, net of tax	760	134	760	1,855
Add: Deferred compensation expense - earn-out, net of tax	—	358	—	1,191
Add: Amortization expense, net of tax	6,555	3,547	20,264	12,657
Non-GAAP net income attributable to Synchronoss	28,708	24,156	104,149	76,786
Add: After-tax interest on convertible debt	591	543	2,135	776
Net income for diluted EPS calculation	$29,299	$24,699	$106,284	$77,562

Diluted non-GAAP net income per share	$0.61	$0.53	$2.23	$1.79

Weighted shares outstanding - Diluted	47,862	46,785	47,653	43,297

SYNCHRONOSS TECHNOLOGIES, INC.

STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Year Ended December 31,
	2015	2014
Operating activities:
Net income	$46,682	$38,895
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	72,152	55,956
Amortization of debt issuance costs	1,501	618
Loss on disposal of asset	16	33
Amortization of bond premium	1,705	384
Deferred income taxes	8,319	3,207
Non-cash interest on leased facility	924	946
Stock-based compensation	31,711	28,987
Changes in operating assets and liabilities:
Accounts receivable, net of allowance for doubtful accounts	(27,577)	(50,924)
Prepaid expenses and other current assets	(8,543)	(14,660)
Other assets	(4,282)	(1,930)
Accounts payable	6,185	4,169
Accrued expenses	(710)	1,263
Contingent consideration obligation	(772)	3,532
Excess tax benefit from the exercise of stock options	(5,198)	(1,203)
Other liabilities	(402)	5,825
Deferred revenues	(4,130)	(4,119)
Net cash provided by operating activities	117,581	70,979

Investing activities:
Purchases of fixed assets	(59,960)	(73,885)
Purchases of intangible assets	(1,200)	—
Purchases of marketable securities available-for-sale	(139,569)	(50,275)
Sales and maturities of marketable securities available-for-sale	106,210	9,265
Business acquired, net of cash	(131,592)	(38,085)
Net cash used in investing activities	(226,111)	(152,980)

Financing activities:
Proceeds from the exercise of stock options	19,936	30,003
Payments on contingent consideration obligation	(4,468)	—
Debt issuance costs related to convertible notes	—	(7,065)
Proceeds from issuance of convertible notes	—	230,000
Borrowings on revolving line of credit	—	40,000
Repayment of revolving line of credit	—	(40,000)
Excess tax benefit from the exercise of stock option	5,198	1,203
Proceeds from the sale of Treasury Stock in connection with an employee stock purchase plan	1,903	1,677
Repayments of capital obligations	(2,021)	(1,515)
Net cash provided by financing activities	20,548	254,303

Effect of exchange rate changes on cash	(351)	153

Net (decrease) increase in cash and cash equivalents	(88,333)	172,455
Cash and cash equivalents at beginning of year	235,967	63,512
Cash and cash equivalents at end of year	$147,634	$235,967

SYNCHRONOSS TECHNOLOGIES, INC.

Reconciliation of GAAP to Non-GAAP Cash Provided by Operating Activities

(in thousands)

(Unaudited)

	Year Ended December 31,
	2015	2014
Non-GAAP cash provided by operating activities and reconciliation:
Net cash provided by operating activities (GAAP)	$117,581	$70,979
Add: Tax benefits from stock options exercised	5,198	1,203
Add: Cash payments on settlement of Earn-out	3,532	—
Adjusted cash flow provided by operating activities (Non-GAAP)	$126,311	$72,182